Exhibit 99.1

MICT Announces Rebranding and Name Change to Tingo Group, Inc.

Stock Symbol to Change to NASDAQ: TIO

New Identity Reflects Company’s Focus on Leveraging the Tingo Brand and
the Rapid Expansion of the Group’s Consolidated Fintech and Agri-Fintech
Businesses

MONTVALE, NJ – February 24, 2023 – MICT, Inc. (NASDAQ: MICT) (“MICT” or the “Company”) announced today that it is changing its name to Tingo Group, Inc. effective prior to the market open on Monday, February 27, 2023. The ticker symbol “MICT” will change to “TIO” and the stock will continue to trade on the Nasdaq Capital Market.

In conjunction with the change of name and ticker, the Company will launch a new Investor Relations website in the coming days, at tingogroup.com, which will be complemented by a corporate website in the near future.

Darren Mercer, Chief Executive Officer of MICT, commented: “The Tingo brand is extremely important to the business, not only as Africa’s leading agri-fintech solution, but also as a Pan-Africa fintech partner to Visa, through TingoPay, and in connection with the recently launched businesses of Tingo Foods and the Tingo DMCC commodities platform and export business. The Company’s change of name reflects this and also provides improved clarity to our external stakeholders, including current and prospective partners, customers, and investors.

“The Company is in the process of pivoting its insurance and financial services businesses to compliment the Tingo brand and leverage Tingo’s fast growing customer base through the addition of new products with significant new income streams. Taking this into account, together with the expected considerable growth in consolidated group revenues and profitability in 2023 and beyond, we believe it is important to unify the Company through a single corporate identity reflected through a single global brand.”

About MICT

MICT Inc., (NASDAQ: MICT), which is to change its name to Tingo Group, Inc. (NASDAQ: TIO) effective February 27, 2023, is a global Fintech and Agri-Fintech group of companies with operations in Africa, Southeast Asia and the Middle East. MICT’s wholly owned subsidiary, Tingo Mobile, is the leading Agri-Fintech company operating in Africa, with a comprehensive portfolio of innovative products, including a ‘device as a service’ smartphone and pre-loaded platform product. As part of its globalization strategy, Tingo Mobile has recently begun to expand internationally and entered into trade partnerships that are contracted to increase the number of subscribed farmers from 9.3 million in 2022 to more than 32 million, providing them with access to services including, among others, the Nwassa ’seed-to-sale’ marketplace platform, insurance, micro-finance, and mobile phone and data top-up. MICT’s other Tingo business verticals include: TingoPay, a SuperApp in partnership with Visa that offers a wide range of B2C and B2B services including payment services, an e-wallet, foreign exchange and merchant services; Tingo Foods, a food processing business that processes raw foods into finished products such as rice, pasta and noodles; and Tingo DMCC, a commodity trading platform and agricultural commodities export business based out of the Dubai Multi Commodities Center. In addition to its Tingo business verticals, MICT also holds and operates an insurance brokerage platform business in China, with 130+ offices located in China’s cities and major towns; and Magpie Securities, a regulated finance services Fintech business operating out of Hong Kong and Singapore. For more information visit www.mict-inc.com.

Disclaimer

The information in this news release includes certain information and statements about management and the Board’s view of future events, expectations, plans and prospects that constitute forward looking statements. These statements are based upon assumptions that are subject to significant risks and uncertainties. Because of these risks and uncertainties and as a result of a variety of factors, the actual results, expectations, achievements or performance may differ materially from those anticipated and indicated by these forward-looking statements. Forward-looking statements in this news release include, but are not limited to, the ability of the Company to implement certain corporate actions, such as security repurchases and the implementation of a special dividend. Any number of factors could cause actual results to differ materially from these forward-looking statements as well as future results. Although the Company believes that the expectations reflected in forward looking statements are reasonable, it can give no assurance that the expectations of any forward-looking statements will prove to be correct. Except as required by law, the Company disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

Investor Relations Contact

Chris Tyson/Larry Holub

949-491-8235

TIO@mzgroup.us

www.mzgroup.us

MICT Inc. Contact Information

Email: info@mict-inc.com

Phone: (201) 225-0190